Exhibit 99.1

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF ILLINOIS

EASTERN DIVISION

In re RTI Surgical Derivative Litigation	Master File No.: 1:20-CV-3347 (MFK)

Judge: Hon. Matthew F. Kennelly Magistrate: Hon. Beth Jantz

NOTICE OF PROPOSED DERIVATIVE SETTLEMENT

TO:	ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF THE COMMON STOCK OF SURGALIGN HOLDINGS, INC. (“SURGALIGN” OR THE “COMPANY”)[1] AS OF SEPTEMBER 10, 2021 (THE “RECORD DATE”)

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF THE ABOVE-CAPTIONED CONSOLIDATED DERIVATIVE ACTION (THE “ACTION”) AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.

IF YOU HOLD SURGALIGN COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

Notice is hereby provided to you of the proposed settlement (the “Settlement”) of this stockholder derivative litigation. This Notice is provided by Order of the United States District Court for the Northern District of Illinois (the “Court”). It is not an expression of any opinion by the Court with respect to the truth of the allegations in the litigation or merits of the claims or defenses asserted by or against any party. It is solely to notify you of the terms of the proposed

[1]	Surgalign was previously known as RTI Surgical Holdings, Inc.

Settlement, and your rights related thereto. The terms of the proposed Settlement are set forth in a written Stipulation of Settlement dated September 10, 2021 (“Stipulation”).2 A link to the Form 8- K filed with the U.S. Securities and Exchange Commission (“SEC”) containing the text of the Stipulation together with the Exhibits annexed thereto may be found on Surgalign’s website at the Investor Relations page at https://ir.surgalign.com.

I.	WHY THE COMPANY HAS ISSUED THIS NOTICE

Your rights may be affected by the settlement of the action styled In re RTI Surgical Derivative Litigation, Master File No: 1:20-CV-3347 (MFK) (the “Action” or “Derivative Action”) and a related demand to inspect the Company’s books and records pursuant to 8 Del. C. §220 (the “Books and Records Demand,” and, together with the Action, the “Derivative Matters”). Co-Lead Plaintiffs Niall Campbell and Dominick De Filippis (“Co-Lead Plaintiffs”) (on behalf of themselves and derivatively on behalf of Surgalign); David Summers, the plaintiff who filed the initial shareholder derivative complaint on behalf of the Company in this Court; and John Schweigert, a purported stockholder who made the Books and Records Demand; (Campbell, De Filippis, Summers, and Schweigert are collectively referred to as the “Stockholders”); individual defendants Camille I. Farhat, Brian K. Hutchison, Jonathon M. Singer, Robert P. Jordheim, Johannes W. Louw, Peter F. Gearen, Thomas A. McEachin, Curtis M. Selquist, Mark D. Stolper, Christopher R. Sweeney, Paul G. Thomas, Nicholas J. Valeriani, and Shirley A. Weiss (the “Settling Defendants”); and Nominal Party Surgalign (Stockholders, Settling Defendants, and Surgalign, are collectively, the “Settling Parties”) have agreed upon terms to settle the above- referenced litigation and have signed the Stipulation setting forth those settlement terms.

[2]	Capitalized terms not otherwise defined shall have the same meanings as set forth in the Stipulation.

On January 24, 2022, at 8:45 a.m., the Court will hold a hearing (the “Settlement Hearing”) in the Action. The purpose of the Settlement Hearing is to determine: (i) whether the Settlement is fair, reasonable, and adequate and should be finally approved; (ii) whether any negotiated attorneys’ fees and expense award to Stockholders’ Counsel is fair, reasonable and adequate or, if the Settling Parties have not agreed to any such award, the appropriate amount for an attorneys’ fees and expense award to Stockholders’ Counsel; (iii) whether service awards to each of the Stockholders to be paid out of any attorneys’ fees and expense award should be approved; (iv) whether a final judgment should be entered and the Actions dismissed with prejudice pursuant to the Stipulation; and (v) such other matters as may be necessary and proper under the circumstances.

II.	SURGALIGN DERIVATIVE LITIGATION

A. Derivative Action

On June 5, 2020, Plaintiff Summers filed a verified shareholder derivative complaint on behalf of the Company against the Settling Defendants in the Court, asserting claims for breach of fiduciary duties, unjust enrichment, waste of corporate assets, and violations of Sections 14(a), 10(b), and 20(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) (the “Summers Action”).

On June 12, 2020, Plaintiff Niall Campbell filed a verified shareholder derivative action on behalf of the Company against the Settling Defendants in the Court, asserting claims for breach of fiduciary duties, unjust enrichment, waste of corporate assets, and violations of Sections 14(a), 10(b), and 20(a) of the Exchange Act (the “Campbell Action”).

On June 24, 2020, the parties to the Summers Action and Campbell Action filed a Joint Motion to Consolidate, to Excuse Response to Initial Complaint and to Appoint a Leadership Structure for Plaintiffs’ Counsel.

On July 7, 2020, Plaintiff De Filippis filed a verified shareholder derivative action on behalf of the Company against the Settling Defendants in the Court, asserting claims for breach of fiduciary duties, unjust enrichment, waste of corporate assets, insider trading, and violations of Sections 14(a) and 10(b) of the Exchange Act (the “De Filippis Action”).

On July 10, 2020, the Court held a telephonic status hearing in the Summers Action and ordered the consolidation of the Summers, Campbell, and De Filippis Actions and directed the parties to file a joint status report in the consolidated Action regarding next steps.

On July 31, 2020, the parties to the Action filed a joint status report regarding a schedule for filing a consolidated complaint and/or a temporary stay of the Action pending a decision on an anticipated motion to dismiss to be filed in the related securities class action lawsuit, Lowry v. RTI Surgical Holdings, Inc., et al., Case No. 1:20-cv-01939 (N.D. Ill.) (the “Securities Class Action”). The same day, Plaintiff De Filippis filed a motion to appoint Co-Lead Plaintiffs and Co-Lead Counsel in opposition to Plaintiff Summers’ and Campbell’s earlier motion.

After meeting and conferring, Plaintiffs agreed to the appointment of Campbell and De Filippis as Co-Lead Plaintiffs, The Brown Law Firm, P.C. and Glancy Prongay & Murray LLP as Co-Lead Counsel, and Wolf Haldenstein Adler Freeman & Herz LLC and Miller Law LLC as Co-Liaison Counsel for Plaintiffs in the Action. On August 25, 2020, the Court entered an Agreed Order Granting Motion to Appoint Lead Counsel.

On September 2, 2020, the parties to the Action filed a joint status report, requesting the Court to stay the Campbell and De Filippis Actions pending the final resolution of the Action. The same day, the parties to the Action filed an unopposed motion to stay the Action pending resolution of the motions to dismiss in the Securities Class Action, which the Court so-ordered on September 6, 2020 (the “Stay Order”). The Stay Order also provided that, if the Company produced documents in response to a books and records demand from another stockholder making similar allegations, the Company would produce the same documents to Co-Lead Plaintiffs within ten days of such production.

On April 1, 2021, the Court denied the motions to dismiss the amended complaint in the Securities Class Action.

On April 30, 2021, the parties to the Action submitted a joint status report informing the Court of their agreement to engage in a mediation and to stay the Action pending the mediation.

On June 1, 2021, Co-Lead Plaintiffs filed an Amended Consolidated Complaint, which, among other things, made new allegations based on allegations in the Consolidated Amended Class Action complaint filed on August 31, 2020 in the Securities Class Action, the April 1, 2021 order denying the motions to dismiss in the Securities Class Action, and the Section 220 Documents (defined below).

B. Books And Records Demand

On May 7, 2021, Stockholder Schweigert sent the Books and Records Demand to the Company. Following negotiations, on May 26, 2021, the Company made an initial compromise production in response to the Books and Records Demand (the “Section 220 Documents”). Stockholder Schweigert agreed to provisionally forgo seeking the remainder of the documents sought in the Books and Records Demand pending a review of the Section 220 Documents and the upcoming mediation. Pursuant to the Stay Order, the Section 220 Documents were also provided to Co-Lead Plaintiffs and Plaintiff Summers. The Section 220 Documents comprised nearly 1,000 pages, and consisted of non-privileged Board and Audit Committee meeting minutes and materials from January 1, 2017 through July 20, 2020 relating to the allegations in the Securities Class Action complaint, the internal audit committee investigation, the SEC investigation, any other governmental investigations, the restatement, and/or any customer or whistleblower complaints concerning accelerated deliveries of the Company’s products.

C. Settlement Negotiations

On June 7, 2021, the Stockholders sent the Company and the Settling Defendants a joint written settlement demand to resolve the Derivative Matters. On June 30, 2021, the Settling Parties participated in a full-day mediation conference with mediator Michelle Yoshida (the “Mediator”). Although a settlement was not reached on that day, the Settling Parties and the Mediator continued negotiations thereafter, including exchanging various drafts of proposed corporate governance reforms, until they reached an agreement-in-principle to settle the Derivative Matters, at which time they signed a binding term sheet. The settlement terms involve the Company agreeing to adopt certain Corporate Governance Reforms, subject to Court approval.

III.	TERMS OF THE PROPOSED DERIVATIVE SETTLEMENT

The principal terms, conditions, and other matters that are part of the Settlement, which is subject to approval by the Court, are summarized below. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which, together with the Exhibits annexed thereto, has been filed with the Court and is available at a link on Surgalign’s website at the Investor Relations page at https://ir.surgalign.com.

In connection with the Settlement of the Derivative Matters, Surgalign’s Board of Directors shall adopt and maintain the corporate governance measures described below within thirty (30) days after the Court’s final approval of the proposed Settlement. The Corporate Governance Reforms shall remain in effect for not fewer than five (5) years from that date and shall not be altered without a Court order. In the event any Corporate Governance Reform listed below conflicts with any law, rule, or regulation (including, but not limited to, regulations of any stock exchange on which the Company’s securities are listed), the Company shall not be required to implement or maintain such modification. If any of the modifications or practices requires stockholder approval, then the implementation of such modifications or practices will remain subject to receipt of such approval.

Surgalign acknowledges and agrees that the corporate governance policies set forth below, confer substantial benefit upon Surgalign and its stockholders. Surgalign also acknowledges that the commencement, prosecution, and settlement of the Derivative Matters were material and substantial factors for the Board’s decision to adopt, implement, and maintain the corporate governance policies set forth below.

IV.	CORPORATE GOVERNANCE POLICIES

a) Composition of the Board of Directors. The Company’s Corporate Governance Guidelines shall be amended to specifically provide that no director may sit on the boards of more than four (4) other publicly-traded corporations.

b) Board Evaluation of Independence of Officers and Directors. The Company shall require its officers and directors to annually complete and sign questionnaires. The Company’s management shall review the questionnaires, and the Board shall determine the independence of each director in conjunction with the Nominating and Governance Committee, which is responsible to assist management in preparing the annual Proxy disclosures on director independence.

c) Lead Independent Director. The Company shall amend its Corporate Governance Guidelines to enact a formal policy providing for the appointment of a Lead Independent Director if the Chairperson of the Board is also a member of the management of the Company or the Chairperson is not otherwise considered independent under NASDAQ rules. The following duties shall be assigned to the Lead Independent Director, including but not limited to:

Working directly with the Board Chairman to ensure the preparation of meeting agendas, materials and schedules, and seeking input from the directors, as deemed appropriate, as to the preparation of the agendas for Board and committee meetings;

Assessing and advising the Board as to the quality, quantity, and timeliness of the information provided to the Board by Company management to assist the Board in performing its oversight duties. This may be done in connection with periodic Board evaluations;

Developing the agenda for, and moderating executive sessions of, the Board, and acting as principal liaison between the Board and management on critical issues where the Chairman would otherwise be conflicted;

Making recommendations to the Chairperson of the Board as needed concerning the retention and supervision of outside consultants retained by the full Board;

Acting as liaison between the independent directors and the Chairperson of the Board and management, and regularly consulting with the chairpersons of the Audit Committee, Nominating and Governance Committee and the Compensation Committee; and

Conducting board evaluations with the Chairman and the Chairs of the Compensation and Governance Committees.

d) Board Diversity. Surgalign shall add the following language to the Corporate

Governance Guidelines:

The Company when electing new (non-incumbent) directors shall consider underrepresented populations when seeking candidates for nomination to the Board, including consideration of at least one (1) member of an underrepresented group, in each pool of new candidates considered for nomination to the Board, thereby ensuring that members of underrepresented populations are considered for nomination to the Board with appropriate consistency.

The Company shall adopt the definition of “underrepresented group” in proposed NASDAQ Rule 5605.

Surgalign shall annually provide a graphic representation in the Company’s proxy statement of current Board-level diversity and, to the extent unachieved, Board-level diversity goals.

e) Meetings in Executive Sessions. The Company’s Corporate Governance Guidelines shall be revised to state that the Chairman or the Independent Directors shall have the power to call for reporting from any business unit at the executive sessions of Board meetings, including, without limitation, from audit and compliance segments.

f) Director Continuing Education. The Company shall revise its Corporate Governance Guidelines to include annual director education on topics selected by the Board and an orientation for all new directors, for which the Company would pay all related costs.

The director education program can be overseen by the Nominating and Governance Committee in conjunction with, or performed by, the General Counsel, the Board, and/or the Compliance Operations Attorney.

g) Establishment of a Disclosure Committee. The Company shall formally adopt a charter for a management-level Disclosure Committee as set forth in Exhibit 1 attached hereto providing, among other things, that:

Purpose

The purpose of the Disclosure Committee (the “Committee”) is to assist Surgalign Holdings, Inc. (the “Company”) and the Company’s chief executive officer (the “CEO”) and chief financial officer (the “CFO”) in establishing, maintaining, reviewing and evaluating controls and other procedures designed to ensure that information required to be disclosed by the Company in its publicly-filed reports (including, without limitation, reports required to be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) is recorded, processed, summarized and reported within the time period(s) specified in applicable rules and forms, and that the Company’s public disclosures are materially accurate and complete and otherwise comply with or exceed applicable disclosure requirements in all material respects.

Committee Membership

The members of the Committee shall be designated by the CEO from time to time, but at no time shall the Committee have fewer than three members. Initially, the members of the Committee shall include, if applicable, the Company’s CEO, CFO, Chief Accounting Officer, General Counsel, and such other officers or employees of the Company as the CEO deems appropriate, taking into account, among other things, such person’s expertise and responsibility for, and involvement in, the business operations of the Company and the collection, processing and disclosure of information in the Company’s publicly-filed reports. The members of the Committee shall serve on the Committee until such time as the CEO shall determine.

Meeting Requirements

The Committee shall meet at least four times annually, prior to the preparation and filing of the Company’s annual and quarterly financial statements, and additional meetings shall be scheduled as appropriate to allow the Committee to fulfill its duties and responsibilities, taking into account the Company’s current and periodic reporting obligations. In addition, the Committee shall convene meetings at the request of either the CEO or CFO. The CEO shall appoint a chair who shall be responsible for scheduling meetings and setting the agenda for such meetings.

Committee Authority, Responsibilities and Duties

The Committee shall have, without limitation, the following duties and responsibilities:

To help ensure that information that is or potentially could be material (taking into account applicable standards of materiality) or that otherwise is or potentially could be required to be disclosed by the Company is promptly communicated to the Committee for its review;

To gather and review information communicated to the Committee and to determine, in its good faith business judgment, whether such information is material or is otherwise required to be disclosed by the Company;

To help determine, in its good faith business judgment, the nature and timing of any disclosure requirements the Company may have with respect to such information and, if disclosure is required, to assist in its preparation, review and timely filing or release;

To oversee the preparation of the Company’s periodic reports, including the preparation of a schedule for each periodic report;

To review and approve the Company’s Forms 10-K, Forms 10-Q, registration statements, and proxy statements in advance of Board approval;

To review and approve, as deemed necessary by the CFO or GC Forms 8-K, quarterly earnings press releases, correspondence to shareholders, and presentations to analysts and investors, and other information material to the Company’s shareholders;

To provide advice and counsel to the CEO and CFO on disclosure matters; and

To perform such other duties, tasks and responsibilities relevant to the purpose of the Committee as may from time to time be requested by the CEO or the CFO or as may be required or advisable in light of applicable laws, regulations or listing requirements.

Reports and Records

The Committee shall have such access to the Company’s books, records, facilities and personnel as are necessary or appropriate in order to perform its duties.

The Committee shall report to the CEO and CFO, and to such other members of senior management of the Company as the CEO or CFO may, from time to time, designate.

A designee of the Disclosure Committee shall report periodically, but at least quarterly to the Company’s Audit Committee and at least annually to the Company’s full Board of Directors.

The Committee shall maintain such records of its proceedings as are appropriate in light of applicable laws, rules and regulations.

h) Revisions to Audit Committee Charter. The Audit Committee Charter shall be revised and amended as shown in Exhibit 2 attached hereto.

i) Adoption of Corporate Compliance and Ethics Guidelines. The Company shall adopt the Corporate Compliance And Ethics Guidelines as shown in Exhibit 3 attached hereto.

j) Compliance with COSO Guidelines. As a result of the Derivative Matters, the Company has retained an outside consultant to assist in the process of bringing the Company into compliance with the 2013 COSO framework, including risk management.

k) Employee Compliance Training. The Company shall supplement the Code of Conduct to formalize the Company’s compliance training policies as follows:

All Company employees have to sign the Company’s Code of Conduct annually;

All Senior Financial Professionals have to sign a Code of Conduct annually;

Training will be annually administered by the compliance operations attorneys or other third-party consultants; and

Training shall be tailored to individual roles and functions and may include reserves policy; SOX for internal controls owners; ethics for Executive and Finance teams; anonymous reporting; maintenance of sufficient capture; and the use and storage of information used to evaluate financial reporting controls.

The General Counsel shall maintain records of the completion of such training.

l) Insider Trading Policy. The Company shall amend its Insider Trading Policy as shown in Exhibit 4 attached hereto.

m) Recoupment Policy. The Company shall adopt a separate “Recoupment Policy” as shown in Exhibit 5 attached hereto.

n) Whistleblower Policy. The Company shall formally adopt the Whistleblower Policy as shown in Exhibit 6 attached hereto.

V.	RELEASES

The Stipulation provides that the following releases and bar are triggered on the Effective Date (as defined therein):

a) the Stockholders (acting on their own behalf and derivatively on behalf of Surgalign and its stockholders), all other stockholders of Surgalign, and Surgalign, shall be deemed to have, and by operation of law and of the Judgment shall have, fully, finally, and forever compromised, settled, released, resolved, relinquished, waived, and discharged and dismissed with prejudice each and every one of the Released Claims against the Released Persons;

b) the Stockholders (acting on their own behalf and derivatively on behalf of Surgalign and its stockholders), all other stockholders of Surgalign, and Surgalign, shall be forever barred and enjoined from commencing, instituting or prosecuting any of the Released Claims against any of the Released Persons; and

c) each of the Released Persons shall be deemed to have, and by operation of law and of the Judgment shall have, fully, finally, and forever compromised, settled, released, resolved, relinquished, waived, and discharged each and all of the Stockholders and Stockholders’ Counsel and all current Surgalign stockholders (solely in their capacity as Surgalign stockholders) from all claims (including Unknown Claims) arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement or resolution of the Derivative Matters or the Released Claims.

VI.	STOCKHOLDERS’ COUNSEL’S SEPARATELY NEGOTIATED ATTORNEYS’ FEES AND EXPENSES AND STOCKHOLDERS’ SERVICE AWARDS

After negotiating the principal terms of the Settlement, Stockholders’ Counsel and Surgalign, acting by and through Surgalign’s Counsel, with the assistance of the Mediator have begun separate negotiations regarding the attorneys’ fees and expenses to be paid by Surgalign’s insurers to Stockholders’ Counsel (the “Fee and Expense Amount”). If the negotiations do not result in an agreed upon amount, Stockholders’ Counsel intend to seek a Fee and Expense Amount up to One Million Five Hundred Thousand ($1,500,000) Dollars and the issue shall be submitted to the Court for its determination. To date, Stockholders’ Counsel have not received any payments for their efforts on behalf of Surgalign stockholders. The Fee and Expense Amount will compensate Stockholders’ Counsel for the results achieved in the litigation. Stockholder’s Counsel also intend to apply to the Court for Service Awards for each of the Stockholders to be paid solely from (and out of) any Fee and Expenses Amount, which Surgalign and the Settling Defendants have agreed not to oppose.

VII.	REASONS FOR THE SETTLEMENT

The Settling Parties have determined that it is desirable and beneficial that the Derivative Matters, and all of their disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation, and Stockholders’ Counsel believe that the Settlement is in the best interests of the Settling Parties, Surgalign, and its stockholders.

A.	Why Did the Settling Defendants Agree to Settle?

The Settling Defendants have denied and continue to deny each of the claims and contentions alleged by the Stockholders in the Derivative Matters. The Settling Defendants expressly have denied and continue to deny all allegations of wrongdoing by or liability against them or any of them arising out of, based upon, or related to, any of the conduct, statements, acts or omissions alleged, or that could have been alleged in the Derivative Matters. Without limiting the foregoing, the Settling Defendants have denied and continue to deny, among other things, that they breached their fiduciary duties or any other duty owed to Surgalign or its stockholders, or that the Stockholders, Surgalign, or its stockholders suffered any damage or were harmed as a result of any conduct alleged in the Derivative Matters or otherwise. The Settling Defendants have further asserted and continue to assert that at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of Surgalign and its stockholders.

Nonetheless, the Settling Defendants also have taken into account the expense, uncertainty, and risks inherent in any litigation, especially in complex cases like the Action, other shareholder derivative action(s), or other actions based on the Books and Records Demand, and that the proposed Settlement would, among other things: (a) bring to an end the expenses, burdens, and uncertainties associated with the continued litigation of the claims asserted in the Derivative Matters; (b) put to rest those claims and the underlying Derivative Matters; and (c) confer benefits upon them, including further avoidance of disruption of their duties due to the pendency and defense of the Derivative Matters. Therefore, the Settling Defendants have determined that it is desirable and beneficial that the Derivative Matters, and all of the Settling Parties’ disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. Pursuant to the terms of the Settlement, the Stipulation (including all of the Exhibits hereto) shall in no event be construed as or deemed to be evidence of an admission or concession by the Settling Defendants with respect to any claim of fault, liability, wrongdoing, or damage whatsoever.

B.	Why Did Stockholders Agree to Settle?

The Stockholders and Stockholders’ Counsel believe that the claims asserted in the Derivative Matters have merit. However, Stockholders and Stockholders’ Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Derivative Matters, including the Actions, other shareholder derivative action(s), or other actions based on the Books and Records Demand, against the Settling Defendants through trial(s) and potential appeal(s). Stockholders and Stockholders’ Counsel also have considered the uncertain outcome and the risk of any litigation, especially in complex actions such as the Action, other shareholder derivative action(s), or other actions based on the Books and Records Demand, as well as the difficulties and delays inherent in such litigation. Stockholders and Stockholders’ Counsel also are mindful of the inherent problems of proof of, and possible defenses to, the claims asserted in the Action, that could be asserted in any shareholder derivative action(s) or other actions based on the Books and Records Demand. Based on their evaluation, Stockholders and Stockholders’ Counsel have determined that the Settlement set forth in this Stipulation is in the best interests of Surgalign and its stockholders.

VIII.	SETTLEMENT HEARING

On January 24, 2022, at 8:45 a.m., the Court will hold the Settlement Hearing telephonically. At the Settlement Hearing, the Court will consider whether: (1) the terms of the proposed Settlement should be approved as fair, reasonable, and adequate; (2) any negotiated attorneys’ fees and expense award to Stockholders’ Counsel is fair, reasonable and adequate or, if the Settling Parties have not agreed to any such award, the appropriate amount for an attorneys’ fees and expense award to Stockholders’ Counsel; (3) Service Awards for each of the Stockholders to be paid out of any fee and expense award should be approved; and (4) the Action should be dismissed on the merits and with prejudice on the terms set forth in the Stipulation.

Pending the Effective Date, none of the Settling Parties shall: (i) prosecute or pursue the Action or the Books and Records Demand, or (ii) file, prosecute, or pursue any other actions, proceedings, or demands relating to the Action, the Books and Records Demand, or the Settlement (aside from an action to enforce the Settlement).

IX.	RIGHT TO ATTEND SETTLEMENT HEARING

Any current Surgalign stockholder may, but is not required to, appear in person (or telephonically or via any video platform as may be designated by the Court) at the Settlement Hearing. If you want to be heard at the Settlement Hearing, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the hearing date, time, or platform (in person or via video) without further notice. Thus, if you are planning to participate in the Settlement Hearing, you should confirm the date, time and platform (in person, via video, or telephonically) before going to the Court, and you may consult the Court’s calendar and/or Surgalign’s website at the Investor Relations page at https://ir.surgalign.com. for any change in date or time of, or platform used for, the Settlement Hearing.

Current Surgalign stockholders who have no objection to the Settlement do not need to appear at the Settlement Hearing or take any other action.

X.	RIGHT TO OBJECT TO THE PROPOSED DERIVATIVE SETTLEMENT AND PROCEDURES FOR DOING SO

Any current Surgalign stockholder may appear and show cause, if he, she, or it has any reason why the Settlement of the Derivative Matters should not be approved as fair, reasonable, and adequate, or why a judgment should not be entered thereon, or why the separately negotiated attorneys’ fees and expenses or Service Awards should not be approved. You must object in writing, and you may request to be heard at the Settlement Hearing. If you choose to object, then you must follow these procedures.

A.	You Must Make Detailed Objections in Writing

Any objections must be presented in writing and must contain the following information:

1. Your name, legal address, and telephone number;

2. The case name and number (In re RTI Surgical Derivative Litigation, Master File No.: 1:20-CV-3347 (MFK).

3. Proof of being a Surgalign stockholder as of the Record Date, September 10, 2021.

4. The date(s) you acquired your Surgalign shares;

5. A statement of each objection being made;

6. Notice of whether you intend to appear at the Settlement Hearing. You are not required to appear; and

7. Copies of any papers you intend to submit, along with the names of any witness(es) you intend to call to testify at the Settlement Hearing and the subject(s) of their testimony.

The Court may not consider any objection that does not substantially comply with these requirements.

B.	You Must Timely Deliver Written Objections to the Court

All written objections and supporting papers must be submitted to the Court either by mailing them to:

Clerk of the Court

United States District Court

Northern District Of Illinois

Everett McKinley Dirksen United States Courthouse

219 South Dearborn Street

Chicago, IL 60604

Or, if feasible, by filing them in person at any location of the United States District Court for the Northern District of Illinois to the extent the Court is open for in-person filings.

YOUR WRITTEN OBJECTIONS MUST BE POSTMARKED OR ON FILE WITH THE CLERK FOR THE COURT NO LATER THAN JANUARY 3, 2022.

Unless the Court orders otherwise, your objection will not be considered unless it is timely filed with the Court.

Your written objection must also be mailed to:

Co-Lead Counsel for Plaintiffs:

Matthew M. Houston

Benjamin I. Sachs-Michaels

Glancy Prongay & Murray LLP

712 Fifth Avenue, 31 Floor

New York, NY 10019

(212) 935-7400

Or

Timothy Brown

The Brown Law Firm, P.C.

767 Third Avenue, Suite 2501

New York, NY 10017

(516) 922-5427

And

Counsel for Stockholder John Schweigert:

Melinda A. Nicholson

Kahn Swick & Foti, LLC

1100 Poydras Street, Suite 3200

New Orleans, LA 70163

(504) 455-1400

And

Surgalign’s Counsel:

James W. Ducayet

Sidley Austin LLP

One South Dearborn

Chicago, Illinois 60603

(312) 853-7621

Or

Counsel for Defendants Camille I. Farhat, Jonathon Singer, Peter F. Gearen, Thomas A.

McEachin, Curtis M. Selquist, Mark D. Stolper, Christopher R. Sweeney, Paul G. Thomas, Nicholas J. Valeriani, and Shirley A. Weis:

Martin G. Durkin

Holland & Knight LLP

150 N. Riverside Plaza

Suite 2700

Chicago, IL 60606

(312) 853-7000

Louise McAlpin

Stephen P. Warren

Allison Kernisky

Holland & Knight LLP

701 Brickell Avenue

Suite 3300

Miami, FL 33131

(305) 374-8500

Any Person or entity who fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement as incorporated in the Stipulation or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding, and, unless otherwise ordered by the Court, shall be bound by the Judgment to be entered and the releases to be given.

XI.	HOW TO OBTAIN ADDITIONAL INFORMATION

This Notice summarizes the Stipulation. It is not a complete statement of the events of the Actions or the Settlement contained in the Stipulation.

You may inspect the Stipulation together with the Exhibits annexed thereto and other papers in the Action at the United States District Court Clerk’s office at any time it is open to the general public. The Clerk’s office is located at the United States District Court for the Northern District of Illinois, Everett McKinley Dirksen U.S. Courthouse, 219 South Dearborn Street, Chicago, IL 60604. However, you must appear in person to inspect these documents. The Clerk’s office will not mail copies to you. You may also view and download the Stipulation together with the Exhibits annexed thereto at https://ir.surgalign.com.

If you have any questions about matters in this Notice, you may contact:

Co-Lead Counsel for Plaintiffs:

Matthew M. Houston

Benjamin I. Sachs-Michaels

Glancy Prongay & Murray LLP

712 Fifth Avenue, 31 Floor

New York, NY 10019

(212) 935-7400

Or

Timothy Brown

The Brown Law Firm, P.C.

767 Third Avenue

Suite 2501

New York, NY 10017

(516) 922-5427

Or

Counsel for Stockholder John Schweigert:

Melinda A. Nicholson

Kahn Swick & Foti, LLC

1100 Poydras Street, Suite 3200

New Orleans, LA 70163

(504) 455-1400

PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK’S OFFICE.

DATED: September 30, 2021	BY ORDER OF THE COURT UNITED STATES DISTRICT COURT NORTHERN DISTRICT OF ILLINOIS

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